ARTICLES OF INCORPORATION
                             OF
                       MAG-WELL, INC.
I, the undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE I
The name of the corporation is MAG-WELL, INC.

ARTICLE II
The period of its duration is perpetual.

ARTICLE III
The purpose for which the corporation is organized is to transact any or all lawful business for which corporations may be incorporated under the Texas Business Corporation
Act.

ARTICLE IV
The aggregate number of shares which the corporation shall have authority to issue is 1,000,000 shares of common stock at no par value.

ARTICLE V
The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand and No/100ths Dollars ($1,000.00), consisting of money, labor done or property actually received.

ARTICLE VI
The post office address of the corporation's initial registered office is 409 Nolana, Suite 3, McAllen, Texas
78504. The name of its initial registered agent at such address is John Corney.

ARTICLE VII
The number of directors constituting the initial Board of Directors is one (1). The name and address of the persons who are to serve as Directors until the first annual meeting of shareholders or until their successors be elected and qualify as follows: John Corney P. 0. Box 5875 McAllen, Texas 78502

ARTICLE VIII
The initial bylaws of the corporation shall be adopted by the Board of Directors. The power to alter, amend or repeal the bylaws or adopt new bylaws is vested in the Board of Directors, subject to repeal or change by action of the shareholders.

ARTICLE IX
The name and address of the incorporator is as follows: John
Corney 409 Nolana, Suite 3 McAllen, Texas 78503

IN WITNESS WHEREOF, I have hereunto set my hand this 16 day of June, 1988.

THE STATE OF TEXAS COUNTY OF HIDALGO I , Nanci B. Brown a notary public do hereby certify that on this 16th day of June, 1988, personally appeared before me, JOHN CORNEY, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.
/s/ Nanci Brown

     ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION
                             OF
                       MAG-WELL, INC.

Pursuant to the provisions of Article 4.04 the Texas
Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Article of Incorporation.

ARTICLE I
The name of the corporation is "Mag-Well, Inc."

ARTICLE II
The following amendments to the Articles of Incorporation were adopted by the shareholders of the corporation on May 21, 1990: Article IV of the Articles of Incorporation are hereby amended to read as follows: Article IV The authorized stock of the corporation may not be changed without the affirmative vote of 100% of the outstanding stock of the corporation.

(1) The shares of the corporation's capital stock which are authorized but unissued, if any, may be issued by the corporation at such times, for such prices or other consideration (but not less than the par value of such shares) and upon such other terms and conditions as may be determined by a majority of a quorum of the Board of Directors of the corporation, in their sole discretion, at any regular or special meeting of the Board called and held in conformity with the by-laws of the corporation, subject to applicable statutory provisions of the State of Texas.

(2) The holder of any Common Stock of the corporation shall be entitled to preemptive rights, upon any future sale or issue of any additional shares of stock or other security of any class of the corporation, whether now" or hereafter authorized, or whether issued for cash, property, or services, or as a dividend or otherwise.

(3) Subject to applicable statutory provisions of the State of Texas, the corporation shall have the right to purchase shares of its stock in the open market.

(4) It is expressly provided that there shall be cumulative voting of the shares of the capital stock of this corporation, whether now or hereafter authorized, for the election of the Directors thereof.

(5) Unless otherwise required by the Texas Business Corporation Act, as amended from time to time, any contract or act that shall be approved or ratified by the vote of a majority of a quorum of the voting shares of the corporation represented in person or by proxy at any shareholders' meeting shall be as valid and binding upon the corporation and upon all of the shareholders as if it had been approved or ratified by every shareholder.

(6) Any director or the entire Board of Directors may be removed from office, either for or without cause, at any special meeting of shareholders by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy and entitled to vote, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If the notice calling such meeting shall so provide, the vacancy caused by such removal may be filled at such meeting by affirmative vote of a majority of the shares of the shareholders present in person or by proxy and entitled to vote.

ARTICLE III
Further, the following additional amendments to the Articles of incorporation were adopted by the Shareholders of the corporation on May 21, 1990: The Articles of Incorporation are hereby amended by adding the following provision is to the Articles of Incorporation by and through this amendment as follows:

ARTICLE X

Section 1. Interest of Directors in Contracts. No contract or other transaction (i) between the corporation and one or more of its directors, or (ii) between the corporation and any firm of which one or more of its directors are members or employees or in which they are otherwise interested, or
(iii) between the corporation and any corporation or association in which one or more of its directors are shareholders, members, directors, officers, or employees or in which they are otherwise interested, shall be void or voidable by reason of such directorship in this corporation or such interest in such other firm, corporation, or association, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of this corporation which acts upon or in reference to such contract or transaction and notwithstanding his or their participation in such action, if (i) the fact of such interest shall be disclosed or known to the Board of Directors of this corporation and the Board of Directors shall authorize, approve or ratify such contract or transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority necessary to carry such vote, or if (ii) the fact of such interest shall be disclosed or known to the shareholders and the shareholders, by written consent or by vote of holders of record of a majority of all the outstanding shares of stock entitled to vote, shall authorize, approve, or ratify such contract or transaction; nor shall any director be liable by reason of such directorship or interest in this corporation for any profits realized by or from or through any such transaction or contract of this corporation so authorized, ratified or approved. Nothing herein contained shall create liability in the events described above or prevent the authorization, ratification, or approval of such transactions or contracts in any other manner permitted by law. This section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

Section 2. Liability of Directors in Certain Cases.
A director shall not be liable for his acts as such if he is excused from liability under Section B, Section C, Section D, Section E and Section F of Article 2.41 of the Texas Business Corporation Act, and, in addition, to the, fullest extent permitted by the Act, each officer, director, and member of any executive committee shall, in the discharge of any duty imposed or power conferred upon him by the corporation, be fully protected from liability to the corporation or other-wise if, in the exercise of ordinary care, he acted in good faith in reliance upon the books of account or reports made to the corporation by any of its officers, directors; agents, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by such committee, or in reliance upon other records of the corporation.

Section 3. Indemnification of Directors and Officers.
To the fullest extent permitted by law, the corporation shall indemnify each present and future director and officer, his heirs, executors, and administrators, against expenses and liabilities incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a director or officer of this corporation, or, at its request, of any other corporation of which it is a stockholder or creditor and from which he is not entitled to be indemnified (whether or not he continues to be such officer or director at the time of incurring such expense), such expenses to include, but not to be limited to, court costs and attorneys' fees, and the cost of reasonable settlement (other than amounts paid to the corporation itself). The corporation shall not, however, indemnify such director or officer with respect to matters as to which he shall admit that the claim made against him is just or as to which he shall be finally adjudged in any such action, suit or proceeding to be liable for his own knowing or intentional misconduct; and in the event of a settlement, such indemnification shall be provided in connection with such matters covered by the settlement as to which the corporation is advised by its counsel that the person to be indemnified did not commit such a breach of duty. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may be entitled by law under Article 2.02-1 of the Texas Business Corporation Act, contract, or by the by-laws of the corporation.

ARTICLE XI
Each shareholder of this corporation in accepting the status of shareholder agrees to be bound by the terms of a Stockholder-Cross Purchase Agreement entered into between all the Shareholders and the corporation which shall restrict the transfer, sale and assignment of all the shares of common stock of this corporation owned by every shareholder. The provisions of this Article may not be amended, revoked, or ,altered in any way without the favorable vote of 100% of the "outstanding common stock of the corporation"; however, the Board of Directors of the corporation with the written consent of holders of 100% of the shares at the time outstanding may irrevocably waive the application of this Article as to any specific shareholder of the corporation. The provisions of this Article may be specifically enforced in any Court of competent jurisdiction inasmuch as the shares of this corporation are unique. Each certificate representing shares of this corporation's stock shall bear the following legend which shall be notice of this Article:

"BY AGREEMENT AMONG THE CORPORATION AND ITS SHAREHOLDERS, RESTRICTIONS HAVE BEEN PLACED UPON THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE. THE CORPORATION WILL FURNISH TO THE RECORD HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE, A COPY OF THAT AGREEMENT."

Such certificates shall be endorsed on the front thereof as follows: "SEE RESTRICTIONS ON TRANSFER HEREOF ON REVERSE
SIDE."

ARTICLE IV
The number of shares of the corporation outstanding at the time of such adoption was 10,000 shares; and the number of shares of the corporation entitled to vote thereon was 10,000 shares.

ARTICLE V
The number of shares of the corporation voting for such amendment was 10,000; and the number of shares of the corporation voting against such amendment was zero.
Effective the 21st day of May, 1990, but executed on this the 26 day of 1990.

Attest:
Mag-Well, Inc
By: /s/John Corney
President
By: /s/James L. Hall
Secretary
STATE OF TEXAS
COUNTY OF HIDALGO

The undersigned Notary Public hereby certifies that on this 26th day of November, 1990, personally appeared before me John Corney and James L. Hall, respectively, the President and Secretary of Mag-Well, Inc., who, each being by me first duly sworn, declared that they signed the foregoing document in the capacities therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year first above written. Notary Public, State of
Texas
/s/Juanita Silva
My Commission Expires: 1-2-93


     ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION
                             OF
                       MAG-WELL, INC.

Pursuant to the provisions of Article 4.04 of the Texas
Business Corporation Act, the undersigned Corporation adapts the, following Articles of Amendment to Articles of Incorporation.

ARTICLE ONE
The name of the corporation is "Mag-Well, Inc."

ARTICLE TWO
The following amendments to the Articles of Incorporation were adopted by the shareholders of the Corporation an April 22, 1994.
The amendment alters Article IV of the Articles of Incorporation, and the full text of Article IV, as altered, is as follows:
"Article IV
The aggregate number of Shares which the Corporation shall have authority to issue is 1,000,000 shares of common stock at no par value. The shares of common stock shall have no preemptive or preferential rights of subscription concerning further issuance or authorization of the Corporation's shares of stock. The number of authorized shares of any class of stock of the Corporation may be increased or decreased by amendments to these Articles of Incorporation. Each share of common stock shall entitle the holder thereof to one vote, in person or by proxy, an any matter upon which holders of common stock are entitled to vote. There shall not be cumulative voting of the shares of the capital stock of the Corporation."

The amendment alters Article VII of the Articles Of
Incorporation, and the full text Of Article VII as altered, is as follows:
"Article VII

The Board of Directors of the Corporation shall consist of one or more members. The number of directors shall be fixed by or In the manner provided in the Bylaws. Any director may be designated as an advisor director rather than a regular voting director at any annual or special meeting of the shareholders.

The amendment deletes all of Article XI of the Articles of incorporation. The part that was deleted reads as follows:

"Article XI
Each shareholder of this corporation in accepting the status of shareholder agrees to be bound by the terms of a Stockholder-Cross Purchase Agreement entered into between all the Shareholders and the corporation which shall restrict the transfer, sale and assignment of all the shares of common stock of this corporation owned by every shareholder. The provisions of this Article may not be amended, revoked, or altered in any way without the favorable vote of 100% of the outstanding common stock of the corporation; however, the Board of Directors of the corporation with the written consent of holders of 1004 of the shares at the time outstanding say irrevocably waive the application of this Article as to any specific shareholder of the corporation. The provisions of this Article may be specifically enforced in any Court of competent jurisdiction inasmuch as the shares of this corporation are unique. Each certificate representing shares of this corporation's stock shall bear the following legend which shall be notice of this Article:

BY AGREEMENT AMONG THE CORPORATION AND ITS SHAREHOLDERS RESTRICTIONS HAVE BEEN PLACED UPON THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE. THE CORPORATION WILL FURNISH TO THE RECORD HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTZRED OFFICE, A COPY OF THAT AGREEMENT."
Such certificates, shall be endorsed on the front thereof as follows:
"SEE RESTRICTIONS ON TRANSFER HEREOF ON REVERSE SIDE,"

ARTICLE THREE
The number of shares of the Corporation outstanding at the time of such adoption was 100,000; and the number of shares of the Corporation entitled to vote thereon was 100,000. ARTICLE FOUR The number of shares of the Corporation voting for such amendments were 100,000; and the number of shares of the corporation voting against such amendments were 0. The holders of all of the shares outstanding and entitled to vote on said amendments have signed a consent in writing adopting said amendments.
/s/William W. Dillard
President

STATE OF TEXAS
COUNTY OF DALLAS

This instrument was acknowledged before me on this 11th of
March 1999, by William W. Dillard, Jr.
/s/Nita R. Mastin
Notary Public in the State of Texas


    CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                  (After Issuance of Stock)

I, William W. Dillard, Jr. President and Secretary of Mag-
Well, Inc., certify that:

1. He is the duty elected President and Secretary, respectively, of Mag-Well, Inc. Charter No. 01080651 a Texas corporation.

2. The original Articles were filed in the Office of the Secretary of State on June 20, 1988.

3. As of the date of this certificate One Hundred Thousand
(100,000) shares of Common Stock issued and outstanding.

4. That on February 15, 1999, at a duly noticed meeting of the shareholders of Mag-Well, Inc., a vote was taken whereby Seventy One Thousand Six Hundred Fifty (71,650) shares voted in favor and none voted against a motion to approve the following amendments to the Articles of Incorporation:

ARTICLE 4 is amended to read as follows.
"The aggregate number of shares which this corporation shall authority to issue shall consist of 20,000,00 shares of Common Stock having a $.001 par value, and 5,000,000 shares of Preferred stork having a $.001 par value. The Common and/or Preferred Stock of the Company be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time-to time by the Board of Directors. The Board of Directors may issue such shares of common and/or Preferred Stock in one or more series, with such voting Powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions. "

5. That it was also approved that the common shares outstanding be split forward at a rate of 120 to 1.

DATED: February 15, 1999.
/s/ William W. Dillard, Jr. President and Secretary


                           BYLAWS
                             OF
                       MAG-WELL, INC.
                          Contents

Article 1: Offices
1.01 Registered Office and Agent
1.02 Other offices
Article 2: Shareholders
2.01 Place of Meetings
2.02 Annual Meeting
2.03 Voting List
2.04 Special Meetings
2.05 Notice
2.06 Quorum
2.07 Majority vote; Withdrawal of Quorum
2.08 Method of Voting
2.09 Record Date; Closing Transfer Books Action Without
Meeting
2.11 Order of Business at meetings
Article 3: Directors
3.01 Management
3.02 Number; Qualification; Election; Term
3.03 Removal
3.04 Vacancies
3.05 Election of Directors
3.06 Place of Meetings
3.07 First Meetings
3.08 Regular Meetings
3.09 Special Meetings
3.10 Quorum; Majority Vote
3.11 Compensation
3.12 Procedure
3.13 Action Without Meeting
3.14 Interested Directors, Officers and Shareholders
Article 4: Executive committee
4.01 Designation
4.02 Number; Qualification; Term
4.03 Authority
4.04 Change in Number
4.05 Removal
4.06 Vacancies
4.07 Meetings
4.08 Quorum; Majority Vote
4.09 Compensation
4.10 Procedure
4.11 Action Without Meeting
4.12 Responsibility
Article 5: Notice
5.01 Method
5.02 Waiver
Article 6: Officers and Agents
6.01 Number; Qualification; Election; Term
6.02 Removal
6.03 Vacancies
6.04 Authority
6.05 Compensation
6.06 President
6.07 Vice President
6.08 Secretary
6.09 Assistant Secretary
6.10 Treasurer
6.11 Assistant Treasurer
Article 7: Certificates and Shareholders
7.01 Certificates
7.02 Issuance
7.03 Payment for Shares
7.04 Subscriptions
7.05 Lien
7.06 Lost, Stolen or Destroyed Certificates
7.07 Registration of Transfer
7.08 Registered Owner
Article 8: General Provisions
8.01 Dividends and Reserves
8.02 Books and Records
8.03 Annual Statement
8.04 Checks and Notes
8.05 Fiscal Year
8.06 Seal
8.07 Resignation
8.08 Amendment of Bylaws
8.09 Construction
8.10 Indemnification
8.11 Table of Contents; Headings

Article 1: Offices

1.01 Registered Office and Agent:
Until the Board of Directors otherwise determines, the registered off ice of the Corporation required by the Texas Business corporation Act to be maintained in the State of Texas and the registered agent shall be the registered office and agent named in the original Articles of Incorporation of the Corporation, or such other office and agent as may be designated from tire to time by the Board of Directors in the manner provided by law. Such registered office need not be identical to the principal place of business of the Corporation.

1.02 Other offices:
The Corporation may also have offices at- such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the corporation may require.

Article 2: Shareholders

2.01 Place of Meetings: All meetings of the shareholders for the election of directors shall be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.02 Annual Meetings:
An annual meeting of the shareholders, commencing with the year 1989 shall be held each year an a day during the month of April to be selected by the Board of Directors. if such a day is a legal holiday, then the meeting shall be on the next secular day following. At the meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.03 Voting List:
At least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, With the address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. The list, for a period of ten days prior to the meeting, shall be kept an file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder during the whole time of the meeting.

2.04 Special Meetings:
Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, or by these Bylaws, may be called by the president, the Board of. Directors, or, the holders of not less than one-tenth of all the shares entitled to vote at the meetings. Business transacted at a special meeting shall be confined to the object stated in the notice of the meeting.

2.05 Notice:
Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before -the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each Shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

2.06 Quorum:
The holders of a majority of the shares issued and outstanding and. entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute . a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the Articles of incorporation or by these Bylaws. if a quorum is not present or represented at a meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than ,announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.07 Majority Vote; Withdrawal of Quorum:
When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall. decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.08 Method of Voting.
Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. At any meeting of the shareholders, every shareholder having the right to vote may vote either in person, or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law. Each proxy shall be filed with the secretary of the corporation prior to or at the time of the meeting. voting for directors shall be in accordance with paragraph 3.06. Any vote may be taken via voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

2.09 Record Date; Closing Transfer Books:
The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the record date to be not less than ten nor more than fifty days prior to the meeting; or the Board of Directors may close the stock transfer books for such purpose of or a period of not less than ten nor more than fifty days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date. 2.10 Action Without
Meeting: Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by All of the shareholders. The signed consent, or a signed copy shall be placed in the minute book.

2.11 Order of Business at Meetings:
The Order of business at annual meetings and so far as practicable at other meetings of shareholders shall be as follows unless changed by the Board of Directors:
(1) Call to order
(2) Proof of due notice of meeting
(3) Determination of quorum and examination of proxies
(4) Announcement of availability of voting list
(5) Announcement of distribution of annual statement
(6) Reading and disposing of minutes of last meeting of shareholders
(7) Reports of officers and committees
(8) Appointment of voting-inspectors
(9) Unfinished business
(10)New business
(11)Nomination of Directors
(12)Opening of polls for voting
(13)Recess
(14)Reconvening; closing of polls
(15)Report of voting inspectors
(16)Other business
(17)Adjournment

Article 3: Directors

3.01 Management:
'The business and affairs of the corporation shall be managed by the Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not (by statute or by the Articles of Incorporation or by these Bylaws) directed or required to be exercised or done by the shareholders. The Board of Directors shall have the power to delegate its authority over the day-to-day management of the corporation to any officer or agent upon such terms as the Board of Directors shall determine.

3.02 Number; Qualification; Election; Term:
The Board of Directors shall consist of no less than one (1) nor more than ten (10) directors, as determined by the shareholders from time to time, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors need not be shareholders nor residents of any particular state. The directors shall, be elected at the annual meeting of the shareholders, except as provided in paragraph 3.04. Each director elected shall hold office until his successor shall be elected and shall qualify.

3.03 Removal:
Any director may be removed either for or without cause at any special or annual meeting 'of shareholders, by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such director if notice of, intention to act upon such matter shall have been given in the notice calling such meeting.

3.04 Vacancies:
Any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise) may be filled by an affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors is present. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.
3.05 Election of Directors:
At each election for directors,' each shareholder shall have the right to vote the number of voting shares owned by him for as many persons as there are directors to be elected, or, if permitted by the Articles of incorporation, he may cumulate his votes by giving one candidate as many votes. as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates. Any shareholder who intends to cumulate his votes as herein authorized shall give written notice of such intention to the secretary of the Corporation on or before the. day preceding the election at which such shareholder intends to cumulate his votes.

3.06 Place of Meeting:
Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

3.07 First Meeting :
The first meeting of each newly elected board shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless (by unanimous consent of the directors then elected and serving) such time or place shall be changed.

3.08 Regular Meetings:
Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the board.

3.09 Special Meetings:
Special meetings of the Board of Directors may be called by the president on three days notice to each director, either personally or by mail or by telegram. . special meetings
'shall be called by the president' or secretary in like manner and an like notice on the' written request of two directors. Except as otherwise expressly provided by statute, or by the Articles of Incorporation, or by these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice of waiver of notice.

3.10 Quorum; Majority Vote:
At all meetings of the .Board of Directors a majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically provided by 'statute or by the Articles of incorporation or by these Bylaws. If a quorum is not present at a meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.11 Compensation:
By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director, from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may, by resolution of the Board of Directors, be allowed like compensation f or attending committee meetings.

3.12 Procedure:
The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute back of the Corporation.

3.13 Action Without Meeting:
Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors. Such a consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

3.14 Interested Directors, Officers and shareholders:
(a) if paragraph (b) below is satisfied no contract or other transaction between the corporation and any Of its directors, officers or shareholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be invalid solely because of this relationship or because of the presence of such director, officer or shareholder at the meeting authorizing such contract or transaction, or his participation in such meeting or authorization.
(b) Paragraph (a) above shall apply only if:
(1) The material facts of the relationship or interest of each such director, officer or shareholder are known or disclosed;
(i) To the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining Whether a quorum is present but not in calculating the majority necessary to carry the vote; or
(ii) To the shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes; or
(2) The contract or transaction is fair to the Corporation as of the time it is authorized or ratified by the Board of Directors, a committee of the board, or the shareholders.
(c) This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.

Article 4: Executive Committee

4.01 Designation:
The Board of Directors may, by resolution- adopted-by a majority of the whole board, designate an executive committee.

4.02 Number; qualification; Term:
The executive committee shall consist of two or more directors (one of whom shall be the president unless the president is not a member of the Board of Directors). The executive committee shall serve at the pleasure of the Board of Directors.

4.03 Authority:
The executive committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except where action of the full Board of Directors is required by statute or by the Articles of Incorporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it.

4.04 Change in Number:
The number of executive committee -members may be increased or decreased (but not below two) from time to time by resolution adopted by a majority of the whole Board of Directors.

4.05 Removal:
Any member of the executive committee may be removed by the Board of Directors by the affirmative vote of a majority of the whole board whenever in its judgment the best interests of the Corporation will be served thereby.

4.06 Vacancies:
A vacancy occurring in the executive committee (by death, resignation, removal or otherwise) may be filled by the Board of Directors in the manner provided for original designation in paragraph 4.01.

4.07 Meetings:
Time, place and notice (if any) of executive committee meetings shall be determined by the executive committee.

4.08 Quorum; Majority Vote:
At meetings of the executive committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the executive committee, except as otherwise specifically provided by statute or by the' Articles of Incorporation - or by these Bylaws. if a quorum is not present at a meeting of the executive committee, the members present thereat may adjourn the meeting from tine to time, without notice- other than announcement at the meeting until a quorum is present.

4.09 Compensation:
By resolution of the Board of Directors, the members of the executive committee may be paid their expenses, if any, of attendance at each meeting of the executive committee and may be paid a fixed sum for attendance at each meeting of the executive committee or a stat6d salary as a member of the executive committee NO such payment shall preclude any member of the executive committee from serving the Corporation in any other capacity and receiving compensation therefor.

4.10 Procedure:
The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the Proceedings of the executive committee shall be placed in the Minute book of the Corporation.

4.11 Action Without Meeting:
Any action required or permitted to be taken at a meeting of the executive committee may be taken without a meeting if a consent in writing, setting forth the action so taken is signed by all the members of the executive committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

4.12 Responsibility:
The designation of an executive committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

Article 5: Notice

5.01 Method:
Whenever by statute or the Articles of Incorporation or these Bylaws, notice is required to be given to director or shareholder and no provision is made as to how the notice shall be. given, it shall not be construed of Mean personal notice, but any such notice may be given (a) in writing, by mail, postage prepaid addressed to the director or shareholder at the address appearing on the books of the Corporation, or (b) in any other method permitted by law.
Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States Mails.

5.02 Waiver:
Whenever, by statute or the Articles of Incorporation or these Bylaws notice is required to be given to shareholder or director, a waiver thereof in -writing signed by the person or persons entitled to such 'r notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is now lawfully called or convened.

Article 6: Officers and Agents

6.01 Number; Qualification; Election; Term:
(a) The Corporation shall have; (1) a president, a vice-president, a secretary and a treasurer, and (2) such other officers (including a chairman of the board and additional vice-presidents) and. assistant officers and agents as the Board of Directors may think necessary.
(b) No officer or agent need be a. shareholder, a director or a resident of Texas.
(c) officers named in paragraph 6.01(a)(1) shall be elected by the Board of Directors on the expiration of an officer's term or whenever a vacancy exists. Officers and agents named in paragraph 6. 01 (a) (2) may be elected by the board at any meeting.
(d) Unless otherwise specified by the board at the time of election or appointment, or in an employment contract approved by the board, each officer's and agent's term shall end at the first meeting of directors after the next annual meeting of shareholders. He shall serve until the end of his term or, if earlier, his death, resignation, or removal.
(e) Any two-or more offices may be told by the same person.

6.02 Removal: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its Judgment the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

6.03 Vacancies:
Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) may be filled by the Board of Directors.

6.04 Authority:
Officers and agents shall have such authority -and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

6.05 Compensation:
The compensation of officers and agents shall be fixed from time to time by the Board of Directors.

6.06 President:
The president shall be the chief executive officer of the Corporation; he shall preside at all meetings of the shareholders and the Board of Directors, shall have general and active management of the business and affairs of the corporation, shall see that all orders and resolutions of the board are carried into effect. He shall perform r;.1ach other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.

6.07 Vice President:
The vice presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers at the president. They shall perform such other duties and have such other authority and powers as the Board of Directors-may from time to time prescribe or as the president may from time to time delegate.

6.08 Secretary:
(a) The Secretary shall attend All meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties f or the executive committee when required.
(b) He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors.
(c) He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors or the executive committee, affix the same to any instrument requiring it and when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.
(d) He shall be under the supervision of the president. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the president may from time to time delegate.

6.09 Assistant Secretary:
The assistant secretaries in the order, of their seniority, unless Otherwise determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the president may from time to time delegate.

6.10 Treasurer:
(a) The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.
(b) He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the Corporation.
(c) If required by the Board of Directors, he shall give the Corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers; vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
(d) He shall perform such other duties and have such other authority and powers as the Board of Directors, may from time to time prescribe or as the president may from time to time delegate.

6.11 Assistant Treasurer:
The assistant treasurers in the order of their seniority unless otherwise determined by the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and have the authority and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time delegate.

Article 7: Certificates and Shareholders

7.01 Certificates:
Certificates in the form determined by the Board of Directors shall be delivered representing all shares to which shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. They shall be signed by the president or a vice president and such other officer or officers as the Board of Directors shall designate, and may be sealed with the seal of the Corporation or a facsimile thereat. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar (either of which is other than the Corporation or an employee of the Corporation), the signature of any such officer may be a facsimile.

7.02 Issuance:
Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

7.03 Payment for Shares:
(a) Kind. The consideration for the issuance of shares shall consist of money paid, labor done, (including services actually performed for the Corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.
(b) Valuation. in the absence of fraud in the transaction, the judgement of the Board of Directors as to the value of consideration received shall be conclusive.
(c) Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.
(d) Allocation of Consideration. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.

7.04 Subscriptions:
Unless otherwise provided in the subscription agreement, subscriptions of shares whether made before or after organization of the corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment of subscriptions shall be uniform as to all shares of the same series, as the case may be. In case of default in the payment an any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.

7.05 Lien:
For any indebtedness of a shareholder to the Corporation, the Corporation shall have a first and prior lien an all shares of its stock owned by him and an all dividends or other distributions declared thereon.

7.06 Lost, Stolen or Destroyed Certificates:
The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:
(a) Claim. Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; and
(b) Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;. and
(c) Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made an account of the alleged loss, destruction, or theft of the certificate; and
(d) Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation.
When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer or for a new certificate.

7.07 Registration of Transfer:
The corporation shall register the transfer of a certificate for shares presented to it for transfer if:
(a) Endorsement. The certificate is properly endorsed by the registered owner or by his duly authorized attorney; and
(b) Adverse claims. The Corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and
(c) Collection of Taxes. Any applicable law relating to the 6ollection of taxes has been complied with.

7.08 Registered Owner. Prior to due presentment for registration of transfer of a certificate for shares, the Corporation may treat the registered owner as the. person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a shareholder.

Article 8: General Provisions

8.01 Dividends and Reserves:
(a) Declaration and Payment. subject to statute and the Article of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the Corporation. The declaration and payment shall be at the discretion of the Board of Directors.
(b) Record Date. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, the record date to be not more than fifty days prior to the payment date of such dividend or the Board of Directors may not close the stock transfer books for such purpose for a period of not more than fifty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adapts the resolution declaring the dividend shall be the record date.
(c) Reserves. By resolution the Board Of Directors may create such reserve or reserves out of the earned surplus of the Corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for any other purpose they think beneficial to the Corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

8.02 Books and Records: The Corporation shall keep correct and complete books-and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its-registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

8.03 Annual Statement: The Board of Directors shall mail to each shareholder of record, at least 10 days before each annual meeting a full and clear statement of the business and condition of the Corporation, including a reasonably detailed balance sheet, income statement, and Surplus statement, all prepared in conformity with generally accepted accounting principles applied on a consistent basis (and certified by independent public accountants).

8.04 Checks and Notes:
All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons' as the Board of Directors may from time to time designate.

8.05 Fiscal Year:
The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

8.06 Seal:
The Corporation Seal (of which there may be one or more exemplars) shall contain the name of the Corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.

8.07 Resignation:
Any director, officer or agent may resign by giving written notice to the president or the secretary. The resignation shall take affect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

8.08 Amendment of Bylaws:
The power to alter, amend or repeal these Bylaws, or to adopt new Bylaws for the Corporation, shall be vested in the directors, subject, however, to the right of the shareholders to repeal or change any such action by the directors.

8.09 Construction:
Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:
(a) The remainder of these Bylaws shall be considered valid and operative; and
(b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

8.10 Indemnification:
Any and all of the Corporation's directors or officers or former directors or officers or any person who may have served at the Corporation's request as a director or officer of another Corporation in which this Corporation owns shares of capital stock or of which this Corporation * is a creditor or the heirs or legal representatives of any such officer or director shall be indemnified by the Corporation against and held harmless from any and all claims which may be asserted against them or any of them upon or arising out of acts of omission or commission on the part of such officers or directors in their capacities as either officers or directors of this Corporation or adjudged by final judgment of a court of competent jurisdiction to be based upon willful misconduct in the performance of duty. Such indemnification shall extend to proceedings ' settled or otherwise disposed of without a determination on the merits, provided that the Board of Directors shall be advised by counsel for the Corporation that in the opinion of such counsel the person seeking such indemnity was not guilty of willful misconduct in the performance of duty, and provided further that in the opinion of the Board of Directors the amount of such settlement is fair and reasonable under all existing circumstances. Without limitation on the generality of the foregoing, the indemnification herein provided shall extend to and include reimbursement for and indemnification against all costs and expenses (including counsel fees) reasonably incurred in investigating or in connection with the preparation and/or defense of any action, suit, proceeding or claim.

8.11 Table of Contents; Headings.
The table of contents and headings are for organization, convenience and clarity. in interpreting these Bylaws they shall be subordinated in importance to the other written material.